UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

GigOptix, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Geng Road, Suite 250, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 16, 2010, the Board, accepting the recommendation of the independent directors of the Board, elected Frank Schneider to serve as a board director commencing December 16, 2010. Mr. Schneider will serve as a Class III director until the next election of Class III directors which will occur at the Company’s 2011 annual meeting of stockholders. In addition, Mr. Schneider will also serve as a member of the compensation committee of the Board.

Mr. Schneider has previously served as a Class II director with the Company but due to an inadvertent error, the Company had stated in its recent definitive proxy statement filed in Schedule 14A with the Commission that Mr. Schneider was a Class III director. As a result, Mr. Schneider did not stand for re-election as a Class II director at the Company’s 2010 annual meeting of stockholders, and as such, Mr. Schneider’s term as a Class II director expired on November 24, 2010. As it was not the Company’s intention for Mr. Schneider’s service as a director to cease at that time, and consistent with the intent stated in the definitive proxy statement that Mr. Schneider serve as a director in Class III, including to stand for re-election at the Company’s 2011 annual meeting of stockholders, the Board has elected Mr. Schneider to serve as a Class III director.

There are no related party transactions between the Company and Mr. Schneider that are reportable under Item 404(a) of Regulation S-K. Mr. Schneider does not have any family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no arrangements or understandings between Mr. Schneider and any other person pursuant to which Mr. Schneider was selected as a director.

In connection with his directorship, Mr. Schneider will not receive any Board fees or other cash compensation for his services, but will be reimbursed for reasonable travel expenses to attend Board meetings. In addition, the 40,000 shares of non-qualified stock options that the Company had previously awarded to Mr. Schneider under the Company’s 2008 Equity Incentive Plan shall continue to vest and become exercisable with the previously-approved vesting schedule, which is as follows: 5,000 shares vested and became exercisable on September 4, 2010, and an additional 5,000 shares to vest on a quarterly basis thereafter with all of the shares of the stock options to be fully vested and exercisable as of June 4, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GIGOPTIX, INC.

By:	/S/ DR. AVI KATZ
Dr. Avi Katz
Chief Executive Officer

Date: December 22, 2010